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                             [FGM & Co. Letterhead]



                        CONSENT OF INDEPENDENT AUDITORS

We consent to the inclusion in this Registration Statement on Form S-8 dated January 15, 1999 of our report dated June 27, 1997 on our audit of the financial statements of Leisure Complexes, Inc. as at December 31, 1996 and for the year then ended.

Feldman, Gutterman, Meinberg & Co.

January 15, 1999
Manhasset, New York